UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2018, Skyline Medical Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Helomics Holding Corporation (“Helomics”). Pursuant to the Share Exchange Agreement, on January 12, 2018, Helomics issued 2,500,000 shares of its Series A Preferred Stock (the “Helomics Preferred Stock”) in exchange for 1,100,000 shares of Skyline’s common stock (the “Skyline Shares”). Under the Share Exchange Agreement, the Company also has the right to convert $500,000 in secured notes into another 5% of Helomics’ outstanding shares, which would result in the Company owning 25% of Helomics outstanding stock. The secured notes are related to the Company’s previous loans of $500,000 to Helomics.

The Skyline Shares are being held in escrow by Corporate Stock Transfer, Inc. as escrow agent. While the Skyline Shares are held in escrow, they will be voted as directed by the Company’s board of directors and management. The Skyline Shares will be released to Helomics following a determination that Helomics’ revenues in any 12-month period have been equal to or greater than $8,000,000.

The Helomics Preferred Stock issued to the Company is convertible into an aggregate of 20% of the outstanding capital stock of the Helomics. In addition, the terms of the Helomics Preferred Stock include certain protective provisions that require consent of the Company before Helomics may take certain actions, including issuing preferred stock senior to the Helomics Preferred Stock or entering into fundamental corporate transactions. The Company also has certain anti-dilution protections and the right to receive dividends.

The form of Share Exchange Agreement, including the form of Certificate of Designation of Helomics Series A Preferred Stock and the form of the Escrow Agreement, is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text of such documents.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The issuance of the Skyline Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore the Skyline Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Skyline Shares do not involve a public offering.

Item 7.01	Regulation FD Disclosure.

On January 16, 2018, the Company issued a press release announcing the share exchange transaction with Helomics, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement between Skyline Medical Inc. and Helomics Holding Corporation, dated January 11, 2018, including the form of Certificate of Designation of Helomics Series A Preferred Stock and the form of Escrow Agreement

99.1	Press release dated January 16, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2018

SKYLINE MEDICAL, INC.

By:	/s/ Bob Myers
Bob Myers Chief Financial Officer

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